POWER OF ATTORNEY




     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of Millipore Corporation (the "Corporation") do hereby constitute and appoint John A. Gilmartin, Geoffrey Nunes, and Michael P. Carroll, and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation, a Registration Statement on Form S-4 registering with the Securities and Exchange Commission $100,000,000 principal amount of its 6.78% Senior Notes due 2004, in exchange for the $100,000,000 principal amount of its outstanding 6.8% Senior Notes Due 2004.

     IN WITNESS WHEREOF, Millipore Corporation has caused this Power of Attorney to be executed in its name and by its Chief Executive Officer, and its corporate seal to be affixed and attested by its Assistant Clerk, and the undersigned Officers and Directors have hereunto set their hands and seals this 9th day of February, 1995.

SIGNATURE                         TITLE                    DATE




/S/John A. Gilmartin         Chairman, President,     February 9, 1995
John A. Gilmartin            Chief Executive Officer
                             and Director




/S/Charles D. Baker          Director                 February 9, 1995
Charles D. Baker




/S/Samuel C. Butler          Director                 February 9, 1995
Samuel C. Butler




/S/Mark Hoffman              Director                 February 9, 1995
Mark Hoffman




/S/Gerald D. Laubach        Director                 February 9, 1995
Gerald D. Laubach
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Power of Attorney
S-4 Registration Statement



SIGNATURE                         TITLE                    DATE




/S/Steven Muller            Director                 February 9, 1995
Steven Muller




/S/Thomas O. Pyle           Director                 February 9, 1995
Thomas O. Pyle




/S/John F. Reno             Director                 February 9, 1995
John F. Reno

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